                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

Name:                      Draper Fisher Management Company IV, LLC

Address:                   2882 Sand Hill Road, Suite 150
                           Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer in the capacity as being general
                           partner of Draper Fisher Associates Fund IV, L.P.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 January 26, 2005

January 27, 2005           Draper Fisher Management Company IV, LLC
--------------------------
Date

                              By: /s/ Timothy C. Draper, Managing Director,
                                  Draper Fisher Management Company IV, LLC
                                  ----------------------------------------------
                                  Timothy C. Draper
                                  Managing Director

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.